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                                                                    Exhibit 3.02

                                State of Delaware                         PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PSI SETTLEMENT CORP.", CHANGING ITS NAME FROM "PSI SETTLEMENT CORP." TO "FRM NEXUS, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1996, AT 3:30 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


[SEAL OF THE SECRETARY OF STATE           /s/ Edward J. Freel
 OF THE STATE OF DELAWARE]                -----------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION: 7840658

                                          DATE: 04-18-96
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                            Certificate of Amendment

                                       of

                          Certificate of Incorporation

                                       of

                              PSI Settlement Corp.

                    ----------------------------------------

      PSI SETTLEMENT CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation at a meeting duly held on February 22, 1996 adopted resolutions proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

            RESOLVED, that Article 1 of the Certificate of Incorporation of PSI Settlement Corp. be amended by changing the name of said corporation to FRM NEXUS, INC., so that, as amended, said Article 1 shall be and read as follows:

            "1. The name of the corporation is FRM NEXUS, INC."
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            FURTHER RESOLVED, that Article 3 of the Certificate of Incorporation of PSI Settlement Corp. be amended by enlarging the business to be conducted, so that, as amended, said Article 3 shall be and read as follows:

            "3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, including without limiting the generality of the foregoing, the conduct of business relating to food services, real estate and medical financial services."

            FURTHER RESOLVED, that Article 4 of the Certificate of Incorporation of PSI Settlement Corp. be amended by increasing the authorized capital stock from 75,000 shares, par value $1.00 per share, to 2,000,000 shares of common stock of the par value of ten cents (10 cents) per share, so that said Article 4 shall be and read as follows:

            "4. The total number of shares of stock which the corporation shall have authority to issue is two million (2,000,000) shares of common stock of the par value of


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            ten (10 cents) cents per share amounting in the aggregate to Two
            Hundred Thousand Dollars ($200,000)."

            FURTHER RESOLVED, that all of the outstanding shares of stock of the corporation, consisting of 10,000 shares of stock of PSI Settlement Corp., of the par value of $1 per share, registered in the name of one shareholder, be changed into such number of shares of common stock of FRM NEXUS, INC. of the par value of 10 cents per share as shall be determined by the Board of Directors of the corporation.

      SECOND: That in lieu of a meeting and vote of stockholders the sole shareholder of the corporation has given unanimous written consent to the foregoing amendments and resolutions in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendments of the Certificate of Incorporation of PSI Settlement Corp. were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


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      IN WITNESS WHEREOF, said PSI Settlement Corp. has caused this certificate to be signed by Peter Barotz, its President, this 22nd day of February, 1996.

                                          PSI SETTLEMENT CORP.

                                          By: /s/ Peter Barotz
                                              -------------------------
                                              Peter Barotz, President


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